UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2019

TTEC Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11919	84-1291044
(State or other jurisdiction	(Commission file	(IRS Employer
of incorporation)	number)	Identification Number)

9197 S. Peoria Street, Englewood, CO 80112-5833

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code:  303-397-8100

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common stock of TTEC Holdings, Inc., $0.01 par value per share	TTEC	NASDAQ

Item 1.01. Entry into a Material Definitive Agreement.

On December 5, 2019, TTEC Holdings, Inc. (the “Company”) and Kenneth D. Tuchman, Chairman and  CEO of the Company (the “Selling Stockholder”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with BofA Securities, Inc. and Morgan Stanley & Co. LLC (the “Representatives”), as representatives of the several underwriters named therein (the “Underwriters”), for the sale of 3,000,000 shares of common stock of the Company, $0.01 par value per share (the “Common Stock”), by the Selling Stockholder at a price of $36.50 per share. Pursuant to the terms of the Underwriting Agreement, the Selling Stockholder granted the Underwriters a 30-day option to purchase up to 450,000 additional shares, at the public offering price, less the underwriting discount, from the Selling Stockholder.

The closing of the sale of the Common Stock is expected to occur on December 10, 2019, subject to the satisfaction of customary closing conditions. The Company will not receive any proceeds from the sale of the Common Stock by the Selling Stockholder.

The Company and the Selling Stockholder made certain representations, warranties and covenants in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Some of the Underwriters and their affiliates have engaged in, and may in the future engage in, commercial and investment banking, financial advisory and other commercial dealings in the ordinary course of business with the Company or affiliates of the Company. The Underwriters have received, or may in the future receive, customary fees and commissions for these transactions. One or more affiliates of BofA Securities, Inc. and HSBC Securities (USA) Inc. are lenders under the Company’s credit facility.

A copy of the Underwriting Agreement is attached to this Current Report on Form 8-K as Exhibit 1.1 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 1.1.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibits are filed as part of this report:

Exhibit Number	Description

1.1

Underwriting Agreement, dated December 5, 2019, by and among TTEC Holdings, Inc., Kenneth D. Tuchman and BofA Securities, Inc. and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein

5.1	Opinion of Hogan Lovells US LLP
23.1	Consent of Hogan Lovells US LLP (included in the opinion filed as Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TTEC Holdings, Inc.
(the Registrant)

Date: December 6, 2019	By:	/s/ Margaret B. McLean
Margaret B. McLean,
General Counsel